UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2014

FREEPORT-McMoRan INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 North Central Avenue
Phoenix, AZ	85004-4414
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On July 25, 2014, PT Freeport Indonesia (PT-FI), a subsidiary of Freeport-McMoRan Inc. (FCX), entered into a Memorandum of Understanding (MOU) with the Directorate General of Mineral and Coal and the Ministry of Energy and Mineral Resources (collectively referred to herein as the Government of Indonesia) under which the Government of Indonesia and PT-FI have agreed to negotiate an amended Contract of Work (COW), to be completed over the next six months, to address provisions related to the size of PT-FI’s concession area, royalties and taxes, domestic processing and refining, divestment, local content, and continuation of operations post-2021. Execution of the MOU will enable the resumption of concentrate exports, which are expected to commence in August 2014.

Effective with the signing of the MOU, PT-FI has agreed to pay export duties set forth in a new regulation issued by the Government of Indonesia on July 25, 2014, to provide a $115 million assurance bond to support its commitment for smelter development and to increase royalties to 4.0% for copper and 3.75% for gold from the current rates of 3.5% for copper and 1.0% for gold.

Also on July 25, 2014, the Government of Indonesia revised its January 2014 regulations regarding export duties to incorporate reduced rates for copper concentrate exports for companies engaged in smelter development. The revised regulations provide for duties on copper concentrate exports during smelter development initially at 7.5%, declining to 5.0% when development progress exceeds 7.5% and 0% when development progress exceeds 30%.

Among other items, MOU provisions to be addressed in the negotiation of an amended COW include provisions for the development of new copper smelting and refining capacity in Indonesia, which will take into consideration an equitable sharing of costs between PT-FI (and any partners in the project) and the
Government of Indonesia through fiscal incentives, provisions for FCX to divest to the Government of Indonesia and/or Indonesian Nationals up to a 30% interest (an additional 20.64% interest) in PT-FI at fair value, and continuation of operations from 2022 through 2041. Negotiations will take into consideration PT-FI’s need for assurance of legal and fiscal terms post-2021 for PT-FI to continue with its large scale investment program for the development of its reserves. The negotiations are expected to commence immediately and to be completed within six months. Under the MOU, no terms of the COW other than those relating to the export duties, smelter bond and royalties described above will be changed until the completion of the amended COW.

The foregoing summary of the MOU does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the MOU, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

A copy of the press release announcing that PT-FI has received approval from the Government of Indonesia to resume exports of copper concentrates is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The disclosure herein includes forward-looking statements and actual outcomes may differ materially from those anticipated by the forward-looking statements.  Please refer to the cautionary statement in the press release attached hereto as Exhibit 99.1, and to the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2013, and our subsequent filings with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan INC.

By: /s/ C. Donald Whitmire, Jr.
----------------------------------------
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date: July 25, 2014

Freeport-McMoRan Copper & Gold Inc.
Exhibit Index

Exhibit
Number

10.1
Memorandum of Understanding dated as of July 25, 2014, between the Directorate General of Mineral and Coal, the Ministry of Energy and Mineral Resources and PT Freeport Indonesia on Adjustment of the Contract of Work.

99.1	Press release dated July 25, 2014, titled “Freeport-McMoRan Announces Resumption of Exports from Indonesian Subsidiary."